UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 30, 2013

Date of Report (Date of earliest event reported)

TITAN IRON ORE CORP.

(Exact name of registrant as specified in its charter)

Nevada	000-52917	98-0546715
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3040 North Campbell Ave. #110, Tucson, Arizona 85719

(Address of principal executive offices) (Zip Code)

(520) 989-0020

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Securities Purchase Agreement and Convertible Note with Hanover Holdings I, LLC

The Company previously reported that on September 18, 2013, it issued a 12% Convertible Promissory Note (the “Magna Note”) to Magna Group LLC (“Magna”). On October 2, 2013, we closed a securities purchase agreement (the “Hanover SPA”) with Hanover Holdings, LLC (“Hanover”), an affiliate of Magna, pursuant to which we sold to Hanover a $76,500 face value, 12% Convertible Promissory Note (the “Hanover Note”) with a term to September 18, 2014 (the “Maturity Date”). Interest accrues daily on the outstanding principal amount of the Note at a rate per annual equal to 12% on the basis of a 365-day year The principal amount of the note is payable on the maturity date. The note is convertible into common stock, subject to certain conversion restrictions, at any time after the issuance date, at the holder’s option, at a conversion price equal to a 40% discount to the volume weighted average sales prices (“VWAP”), as reported by Bloomberg LP for the five (5) trading days prior to conversion. In the event the Company elects to prepay the Hanover Note in full or in part, the Company is required to pay principal, interest and any other amounts owing multiplied by 130%. We must not affect any conversion of the Note and Hanover does not have the right to convert the Note, to the extent that Hanover and its affiliates would beneficially own in excess of 4.99% of our outstanding common stock. In the event of default, the amount of principal and interest not paid when due bear interest at the rate of 22% per annum and the note becomes immediately due and payable.

The Company also previously reported that it had a $198,000 balance due and owing to GCA Strategic Investment Fund, Ltd. (“Global”), under a securities purchase agreement (the “Global SPA”) and a $235,000 face value, non-interest bearing Convertible Bridge Note (the “Global Note”) with a term to September 20, 2013 (the “Maturity Date”). The parties resolved this obligation by letter agreement dated September 30, 2013, (1) extending the Maturity Date of the Global Note to January 4, 2013 and waiving any defaults under the Global SPA and the Global Note, (2) modifying the Global Note to provide for a loosening of restrictions on conversion price and conversion amounts, (3) providing at the Company’s expense a blanket legal opinion under Rule 144 to cover conversion of shares for Global that are not covered under the existing S-1 Registration Statement, (4) paying a $4,000 fee to Global, and (5) setting the current principal balance of the Global Note at $218,000.

We issued the Notes described herein in reliance upon the exemptions from registration afforded by Section 4(2) of the Securities Act of 1933 and Rule 506 promulgated under the Securities Act of 1933.

The full text of the forms of the Securities Purchase Agreement and the Note with Hanover, and the letter between Global and the Company amending the Global Note, are attached hereto as Exhibits 10.1 through 10.3 below.

Item 3.02 Unregistered Sales of Equity Securities.

See the disclosure under Item 1.01 of this current report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d)           Exhibits

Exhibit	Exhibit Description
10.1	Securities Purchase Agreement with Hanover Holdings I LLC
10.2	Convertible Note with Hanover Holdings I LLC
10.3	Letter with GCA Strategic Investment Fund Ltd.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TITAN IRON ORE CORP.

Date: October 4, 2013	By:	/s/ Andrew Brodkey
Andrew Brodkey
CEO and President